

NUMBER

SHARES

ZHENG HUI INDUSTRY CORPORATION

PAR VALUE $0.001 EACH

This Certifies that ______________________ is the registered holder of ______________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20__

PRESIDENT

SECRETARY

All Rights Reserved